Exhibit (h)(1)

                              AMENDED AND RESTATED
              SHAREHOLDERS' SERVICING AND TRANSFER AGENT AGREEMENT

This agreement (the "Agreement") made as of this 1st day of November, 2003, by and between each of the Massachusetts business trusts listed on Appendix I hereto (as the same may from time to time be amended to add one or more additional investment companies advised by Columbia Management Advisers, Inc. or to delete one or more of such trusts), each of such trusts acting severally on behalf of its series listed on Appendix I hereto (as the same may from time to time be amended to add or delete one or more series of such trust) and not jointly with any of such other trusts (each of such trusts being hereinafter referred to as a "Trust" and collectively as the "Trusts" and each series of the Trust, if any, being hereinafter referred to as a "Fund," but if the Trust does not have any separate series, then any reference to the "Fund" shall be a reference to the Trust), Columbia Funds Services, Inc., a Massachusetts corporation ("CFS") and Columbia Management Advisors, Inc. ("CMA"), an Oregon corporation, amends and restates the Amended and Restated Shareholders' Servicing and Transfer Agent Agreement dated July 1, 1991, as amended.

          WHEREAS, the Trust desires that CFS perform certain services for the Fund; and

         WHEREAS, CFS is willing to perform such services upon the terms and subject to the conditions set forth herein.

         NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties hereto agree as follows:

         1. Appointment. The Trusts hereby appoint CFS to act as Transfer Agent, Dividend Disbursing Agent and Shareholders' Servicing Agent for the Funds and as agent for the Funds' shareholders in connection with the shareholder plans described in the Prospectus (as defined below), and CFS accepts such appointments and will perform the respective duties and functions of such offices in the manner hereinafter set forth.

         Notwithstanding such appointments, however, the parties hereto agree that CMA may, upon thirty (30) days prior written notice to the Trusts, assume such duties and functions itself. In such event, CMA shall have all of the rights and obligations of CFS hereunder. However, whether or not CMA assumes such duties and functions, CMA guarantees the performance of CFS hereunder and shall be responsible financially and otherwise, to the Trusts for the performance by CFS of its obligations under this Agreement.

         2. Compensation. Each Trust shall pay to CFS for its services rendered and its costs incurred in connection with the performance of its duties hereunder, such compensation and reimbursement as may from time to time be approved by vote of the Trustees of the Trust.

         Schedule A hereto sets forth the compensation and reimbursement arrangements to be effective November 1, 2003, and the treatment of all interest earned with respect to balances in the accounts maintained by CFS with the Fund's custodian (the "Custodian"), referred to in paragraphs 6, 10 and 11 hereof, net of any charges by the Custodian in connection with such accounts, and all interest earned with respect to balances in the accounts maintained by Columbia Funds Distributor, Inc (the "Distributor") in connection with the sale and redemption of shares of the Funds, net of any charges by the bank in connection with such accounts.

         3. Copies of Documents. Each Trust will furnish CFS with copies of the following documents: the Agreement and Declaration of Trust of the Trust and all amendments thereto; the By-Laws of the Trust, as amended from time to time; and the Trust's Registration Statement as in effect on the date hereof under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, and all amendments or supplements thereto hereafter filed. The Prospectus(es) of the Funds and Statement(s) of Additional Information contained in such Registration Statements, as from time to time amended and supplemented, together are herein collectively referred to as the "Prospectus."

         4. Share Certificates. Unless the Trustees of a Trust shall have resolved that all of the Trust's (or a particular Fund's) shares of beneficial interest, or all of the shares of a particular series or class of such shares, shall be issued in uncertificated form, CFS shall maintain a sufficient supply of blank share certificates representing such shares, in the form approved from time to time by the Trustees of the Trust. Such blank share certificates shall be properly signed, manually or by facsimile signature, by the duly authorized officers of the Trust, and shall bear the seal or facsimile thereof of the Trust; and not withstanding the death, resignation or removal of any officer of the authorized to sign such share certificates, CFS may continue to countersign certificates which bear the manual or facsimile signature of such officer until otherwise directed by the Trust.

         5. Lost or Destroyed Certificates. In case of the alleged loss or destruction of any share certificate, no new certificate shall be issued in lieu thereof, unless there shall first be furnished to CFS an affidavit of loss or non-receipt by the holder of shares with respect to which a certificate has been lost or destroyed, supported by an appropriate bond satisfactory to CFS and the relevant Trust issued by a surety company satisfactory to CFS.

         6. Receipt of Funds for Investment. CFS will maintain one or more accounts with the Custodian, into which it will deposit funds payable to CFS as agent for, or otherwise identified as being for the account of, the Funds or the Distributor, prior to crediting such funds to the respective accounts of the Fund and the Distributor. Thereafter, CFS will determine the amount of any such funds due a Fund (equal to the number of Fund shares sold by the Fund computed pursuant to paragraph 7 hereof, multiplied by the net asset value of Fund share next determined after receipt of such purchase order) and the Distributor (equal to the sales charge applicable to such sale, computed pursuant to paragraph 9 hereof), respectively, deposit the portion due the Distributor in its account with such bank as may from time to time be designated by the Distributor, deposit the net amount due the Fund in its account with the Custodian, notify the Distributor (such notification to the Distributor to include the amount of such sales charge to be remitted by the Distributor to the dealer participating in the sale, calculated pursuant to paragraph 9 hereof) and the Custodian, respectively, of such deposits, such notification to be given as soon as practicable on the next business day stating the total amount deposited to said accounts during the previous business day. Such notification shall be confirmed in writing.

         7. Shareholder Accounts. Upon receipt of any funds referred to in paragraph 6 hereof, CFS will compute the number of shares purchased by the shareholder according to the net asset value of Fund shares next determined after such receipt less the applicable sales charge, calculated pursuant to paragraph 9 hereof, and:

                  (a) in the case of a new shareholder, open and maintain an open account for such shareholder in the name or names set forth in the subscription application form;

                  (b) unless the Trustees of the Trust have resolved that all of the Fund's shares of beneficial interest, or all of the shares of a particular series or class, shall be issued in uncertificated form, and if specifically requested in writing by the shareholder, countersign, issue and mail, by first class mail, to the shareholder at his or her address as set forth in a share certificate for full shares purchased;

                  (c) send to the shareholder a confirmation indicating the amount of full and fractional shares purchased (in the case of fractional shares, rounded to three decimal places) and the price per share; and

                  (d) in the case of a request to establish an accumulation plan, withdrawal plan, group plan or other plan or program being offered by the Fund's Prospectus, open and maintain such plan or program for the shareholder in accordance with the terms thereof;

all subject to any reasonable instructions which the Distributor or the Fund may give to CFS with respect to rejection of orders for shares.

         8. Unpaid Checks. In the event that any check or other order for payment of money on the account of any shareholder or new investor is returned for any reason, CFS will:

                  (a) Give prompt notification to the Distributor of such non-payment; and

                  (b) Take such other steps, including imposition of a reasonable processing or handling fee, as CFS may, in CFS's discretion, deem appropriate, or as the relevant Trust or the Distributor may instruct CFS.

         9. Sales Charge. In computing the number of shares to credit to the account of a shareholder pursuant to paragraph 7 hereof, CFS will calculate the total of the applicable Distributor and representative sales charges, commission or other amount, with respect to each purchase as set forth in the Prospectus and in accordance with any notification filed with respect to combined and accumulated purchases; CFS will also determine the portion of each sales charge, commission or other amount, payable by the Distributor to the dealer or other amount, payable by the Distributor to the dealer participating in the sale in accordance with such schedules as are from time to time delivered by the Distributor to CFS.

         10. Dividends and Distributions. Each Trust will promptly notify CFS of the declaration of any dividends or distribution with respect to Fund shares, the amount of such dividend or distribution, the date each such dividend or distribution shall be paid, and the record date for determination of shareholders entitled to receive such dividend or distribution. As Dividend Disbursing Agent, CFS will, on or before the payment date of any such dividend or distribution notify the Custodian of the estimated amount of cash required to pay such dividend or distribution, and each Trust agrees that on or before the mailing date of such dividend or distribution it will instruct the Custodian to make available to CFS sufficient funds therefor in the dividend and distribution account maintained by CFS with the Custodian. As Dividend Disbursing Agent, CFS will prepare and distribute to shareholders any funds to which they are entitled by reason of any dividend or distribution and, in the case of shareholders entitled to receive additional shares by reason of any such dividend or distribution, CFS will make appropriate credits to their accounts and prepare and mail to shareholders a confirmation statement and, if required, a certificate in respect of such additional shares.

         11. Repurchase and Redemptions. CFS will receive and stamp with the date of receipt all certificates and requests delivered to CFS for repurchase or redemption of shares and CFS will process such repurchases as agent for the Distributor and such redemptions as agent for the Trusts as follows:

                  (a) If such certificate or request complies with standards for repurchase or redemption approved from time to time by a Trust, CFS will, on or prior to the seventh calendar day succeeding the receipt of any such request for repurchase or redemption in good order, deposit any contingent deferred sales charge ("CDSC") due the Distributor in its account with such bank as may from time to time be designated by the Distributor and pay to the shareholder from funds deposited by the Trust from time to time in the repurchase and redemption account maintained by CFS with the Custodian, the appropriate repurchase or redemption price, as the case may be, as set forth in the Prospectus;

                  (b) If such certificate or request does not comply with said standards for repurchase or redemption as approved by the Trust, CFS will promptly notify the shareholder of such fact, together with the reason therefor, and shall effect such repurchase or redemption at the price in effect at the time of receipt of documents complying with said standards, or, in the case of a repurchase, at such other time as the Distributor, as agent for the Trust, shall so direct; and

                  (c) CFS shall notify the Trust and the Distributor as soon as practicable on each business day of the total number of Fund shares covered by requests for repurchase or redemption which were received by CFS in proper form on the previous business day, and shall notify the Distributor of deposits to its account with respect to any CDSC, such notification to be confirmed in writing.

         12. Systematic Withdrawal Plans. CFS will administer systematic withdrawal plans pursuant to the provisions of withdrawal orders duly executed by shareholders and the relevant Fund's Prospectus. Payments upon such withdrawal orders shall be made by CFS from the appropriate account maintained by the relevant Trust with the Custodian. Prior to the payment date CFS will withdraw from a shareholder's account and present for repurchase or redemption as many shares as shall be sufficient to make such withdrawal payment pursuant to the provisions of the shareholder's withdrawal plan and the Prospectus.

         13. Letters of Intent and Other Plans. CFS will process such letters of intent for investing in shares as are provided for in the Prospectus, and CFS will act as escrow agent pursuant to the terms of such letters of intent duly executed by shareholders. CFS will make appropriate deposits to the account of the Distributor for the adjustment of sales charges as therein provided and will currently report the same to the Distributor, it being understood, however, that computations of any adjustment of sales charge shall be the responsibility of the Distributor or the relevant Trust. CFS will process such accumulation plans, group programs and other plans or programs for investing in shares as are provided for in the Prospectus. In connection with any such plan or program, and with withdrawal plans described in paragraph 12 hereof, CFS will act as plan agent for shareholders and in so acting shall not be the agent of the Trust.

         14. Tax Returns and Reports. CFS will prepare, file with the Internal Revenue Service and any other federal, state or local governmental agency which may require such filing, and, if required, mail to shareholders such returns for reporting dividends and distributions paid by the Funds as are required to be so prepared, filed and mailed by applicable laws, rules and regulations, and CFS will withhold such sums as are required to be withheld under applicable Federal and state income tax laws, rules and regulations.

         15. Record Keeping. CFS will maintain records, which at all times will be the property of the Trusts and available for inspection by the relevant Trust and Distributor, showing for each shareholder's account the following:

                  (a) Name, address and United States taxpayer identification or Social Security number, if provided (or amounts withheld with respect to dividends and distributions on shares if a taxpayer identification or Social Security number is not provided);

                  (b) Number of shares held and number of shares for which certificates have been issued;

                  (c) Historical information regarding the account of each shareholder, including dividends and distributions paid, if any, and the date and price for all transactions on a shareholder's account;

                  (d) Any stop or restraining order placed against a shareholder's account;

                  (e) Information with respect to withholdings of taxes on dividends paid to foreign accounts; and

                  (f) Any instruction as to letters of intent, record address, and any correspondence or instructions relating to the current maintenance of a shareholder's account.

         In addition, CFS will keep and maintain on behalf of the Trusts all records which each Trust or CFS is required to keep and maintain pursuant to any applicable statute, rule or regulation, including without limitation, Rule 31(a)-1 under the Investment Company Act of 1940, relating to the maintenance of records in connection with the services to be provided hereunder. CFS shall be obligated to maintain at its expense only those records necessary to carry out its duties hereunder and the remaining records will be preserved at the relevant Trust's expense for the periods prescribed by law.

         16. Other Information Furnished. CFS will furnish to each Trust and the Distributor such other information, including shareholder lists and statistical information as may be agreed upon from time to time between CFS and the Trust. CFS shall notify the Trust of any request or demand to inspect the share records books of the Trust and will act upon the instructions of the Trust as to the permitting or refusing such inspection.

         17. Shareholder Inquiries. CFS will respond promptly to written correspondence from shareholders, registered representatives of broker-dealers engaged in selling Fund shares, any Trust and the Distributor relating to its duties hereunder, and such other correspondence as may from time to time be mutually agreed upon between CFS and the Trusts. CFS also will respond to telephone inquiries from shareholders with respect to existing accounts.

         18. Communications to Shareholders and Meetings. CFS will determine all shareholders entitled to receive, and will address and mail, all communications by a Trust to its shareholders, including quarterly and annual reports to shareholders, proxy material for meetings of shareholders and periodic communications to shareholders. CFS will receive, examine and tabulate return proxy cards for meetings of shareholders and certify the vote to the Trust.

         19. Insurance. CFS will not reduce or allow to lapse any of its insurance coverage from time to time in effect, including but not limited to Errors and Omissions, Fidelity Bond and Electronic Data Processing coverage, without the prior written consent of the Trusts.

         20. Duty of Care and Indemnification. CFS will at all times use reasonable care and act in good faith in performing its duties hereunder. CFS will not be liable or responsible for delays or errors by reason of circumstances beyond its control, including without limitation, acts of civil or military authority, national or state emergencies, labor difficulties, fire, mechanical breakdown, flood or catastrophe, acts of God, insurrection, war, riots or failure of transportation, communication or power supply.

         CFS may rely on certifications of the Secretary, any Assistant Secretary, the President, any Vice President, the Treasurer or any Assistant Treasurer of a Trust as to proceedings or facts in connection with any action taken by the shareholders or Trustees of the Trust, and upon instructions not inconsistent with this Agreement from the President, any Vice President, the Treasurer or any Assistant Treasurer of a Trust. CFS may apply to counsel for a Trust, at the Trust's expense, or to its own counsel for advice whenever it deems expedient. With respect to any action taken on the basis of such certifications or instructions or in accordance with the advice of counsel for instructions or in accordance with the advice of counsel for a Trust, the Trust will indemnify and hold harmless CFS from any and all losses, claims, damages, liabilities and expenses (including reasonable counsel fees and expenses).

         The Trusts will indemnify CFS against and hold CFS harmless from any and all losses, claims, damages, liabilities and expenses (including reasonable counsel fees and expenses) in respect to any claim, demand, action or suit not resulting from CFS's bad faith or negligence and arising out of, or in connection with, its duties on behalf of the Trusts under this Agreement.

         CFS shall also be indemnified and held harmless by the Trusts against any loss, claim, damage, liability and expenses (including reasonable counsel fees and expenses) by reason of any act done by it in good faith and in reliance upon any instrument or certificate for shares believed by it (a) to be genuine and (b) to be signed, countersigned or executed by any person or persons authorized to sign, countersign, or execute such instrument or certificate.

         In any case in which a party to this Agreement may be asked to indemnify or hold harmless the other party hereto, the party seeking indemnification shall advise the other party of all pertinent facts concerning the situation giving rise to the claim or potential claim for indemnification, and each party shall use reasonable care to identify and notify the other promptly concerning any situation which presents or appears likely to present a claim for indemnification.

         21. Employees. CFS is responsible for the employment, control and conduct of its agents and employees and for injury to such agents or employees or to others caused by such agents or employees. CFS assumes full responsibility for its agents and employees under applicable statutes and agrees to pay all employer taxes thereunder.

         CFS shall maintain at its own expense insurance against public liability in a reasonable amount.

         22. Renegotiation of Compensation. CFS agrees that if it provides services comparable to those contemplated by this Agreement to any other investment company or group of companies on terms and conditions more favorable than the terms and conditions applicable under this Agreement or in the event CMA sells or licenses the CTRAN system to parties other than investment companies advised by CMA that are parties to this Agreement, the parties hereto agree to negotiate in good faith as to whether some adjustment in the compensation arrangement hereunder might be appropriate. CFS and CMA agree to notify the Trustees of the Trusts of any plans to provide shareholder servicing and transfer agent services to other investment companies or to sell or lease the CTRAN system and will disclose to such Trustees all information concerning the terms and conditions on which such services will be provided or such sale or license is to be made.

         23. Termination. This Agreement shall continue indefinitely until terminated by not less than ninety (90) days' written notice given by the Trusts to CFS or, by six (6) months written notice given by CFS to the Trusts. Upon termination hereof, the Trusts shall pay such compensation as may be due to CFS as of the date of such termination.

         24. Successors. In the event that (i) in connection with termination of this Agreement a successor to any of CFS's duties or responsibilities hereunder is designated by the Trusts by written notice to CFS, or (ii) CMA exercises its prerogative under paragraph 1 hereof to assume the duties and functions of CFS hereunder, CFS shall promptly at the expense of the Trusts, transfer to such successor or CMA, as the case may be, a certified list of the shareholders of the Funds (with name, address and taxpayer identification or Social Security number), and historical record of the account of each shareholder and the status thereof, all other relevant books, records, correspondence and other data established or maintained by CFS under this Agreement in form reasonably acceptable to the Trusts (if such form differs from the form in which CFS has maintained the same, the Trusts shall pay any expenses associated with transferring the same to such form), and will cooperate in the transfer of such duties and responsibilities, including provision for assistance from CFS's personnel in the establishment of books, records and other data by such successor CMA. CFS shall be entitled to reasonable compensation and reimbursement of its out-of-pocket expenses in respect of assistance provided in accordance with the preceding sentence. Also, in the event of the termination of this Agreement, to the extent permitted by the agreements or licenses described below, CFS and CMA shall, if requested by the Trustees of the Trust, assign to any entity wholly owned, directly or indirectly, by Columbia Management Group, Inc. or by the Trusts collectively, or any of them, all of their rights under any existing agreements to which either of them is a party and pursuant to which either has a right to have access to data processing capability in connection with the services contemplated by this Agreement and under any licenses to use third-party software in connection therewith, and in connection with such assignment shall grant to the assignee an irrevocable right and license or sublicenses, on a non-exclusive basis, to use any software used in connection therewith and, on an exclusive basis, any proprietary rights or interest which it has under such agreements or licenses.

         25. Miscellaneous. This Agreement shall be construed in accordance with and governed by the laws of The Commonwealth of Massachusetts.

         The captions in this Agreement are included for convenience of reference only and in no way define or limit any of the provisions of this Agreement or otherwise affect their construction or effect. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

         A copy of the Declaration of Trust of each Trust is on file with the Secretary of the Commonwealth of Massachusetts, and notice is hereby given that this instrument is executed on behalf of the Trustees of each Trust as Trustees and not individually and that the obligations of or arising out of the instrument are not binding upon any of the Trustees or officers or shareholders individually, but binding only upon the assets and property of each Trust.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                       THE TRUSTS ON BEHALF OF THEIR SERIES LISTED ON APPENDIX I

                         By:  ____________________________
                          Name:   Joseph R. Palombo
                          Title:  President

                        COLUMBIA FUNDS SERVICES, INC.

                         By:  ____________________________
                          Name:
                          Title:

                       COLUMBIA MANAGEMENT ADVISORS, INC.

                         By:  ____________________________
                          Name:   Joseph R. Palombo
                          Title:  Executive Vice President and Chief Operating
                                  Officer

(LIB)                                                   Transfer Agency
                                                        Agreement (2) A-3
                                                        SCHEDULE A

         Payments under the Agreement to CFS shall be made in the first two weeks of the month following the month in which a service is rendered or an expense incurred.

         Each Fund shall pay CFS for the services to be provided by CFS under the Agreement an amount equal to the sum of the following:

     1. An account fee for Open Accounts of $28.00 per annum if the Fund is an Equity Fund, $34.00 per annum if the Fund is a Fixed Income Fund or $33.50 per annum if the Fund is a Money Market Fund (all as indicated in Appendix I); PLUS

     2. The Fund's Allocated Share of CFS Reimbursable Out-of-Pocket Expenses (except for those Funds designated with (*) in Appendix I, which shall pay CFS as described below).

         In addition, CFS shall be entitled to retain as additional compensation for its services all CFS revenues for Distributor Fees, fees for wire, telephone, redemption and exchange orders, IRA trustee agent fees and account transcripts due CFS from shareholders of the Fund and interest (net of bank charges) earned with respect to balances in the accounts referred to in paragraph 2 of the Agreement.

         All determinations hereunder shall be in accordance with generally accepted accounting principles and subject to audit by the Funds' independent accountants.

Definitions

                  "Allocated Share" for any month means that percentage of CFS Reimbursable Out-of-Pocket Expenses which would be allocated to a Fund for such month in accordance with the methodology described in Exhibit 1 hereto.

                  "CFS Reimbursable Out-of-Pocket Expenses" means (i) out-of-pocket expenses incurred on behalf of the Funds by CFS for stationery, forms, postage and similar items, (ii) networking account fees paid to dealer firms by CFS on shareholder accounts established or maintained pursuant to the National Securities Clearing Corporation's networking system, which fees are approved by the Trustees from time to time and
                  (iii) fees paid by CFS or its affiliates to third-party dealer firms or transfer agents that maintain omnibus accounts with a Fund in respect of expenses similar to those referred to in clause (i) above, to the extent the Trustees have approved the reimbursement by the Fund of such fees.

                  "Distributor Fees" means the amount due CFS pursuant to any agreement with the Funds' principal underwriter for processing, accounting and reporting services in connection with the sale of shares of the Funds.

                  "Open Accounts" is any account on the books of CFS representing record ownership of shares of the Funds which as of the first day of any calendar month has a share balance greater than zero. The Open Account fee shall be payable on a monthly basis, in an amount equal to 1/12 the per annum change.

The Funds designated with (*) in Appendix I shall reimburse CFS monthly for applicable out-of-pocket expenses, including, but not limited to the following items:

*        Microfiche/microfilm production
*        Magnetic media tapes and freight
* Printing costs, including certificates, envelopes, checks and stationery
* Postage (bulk, pre-sort, ZIP+4, barcoding, first class) direct pass through to the Trusts
*        Due diligence mailings
* Telephone and telecommunication costs, including all lease, maintenance and line costs
*        Ad hoc reports
*        Proxy solicitations, mailings and tabulations
*        Daily & Distribution advice mailings
*        Shipping, Certified and Overnight mail and insurance
*        Year-end forms and mailings
* Terminals, communication lines, printers and other equipment and any expenses incurred in connection with such terminals and lines
*        Duplicating services
*        Courier services
*        Incoming and outgoing wire charges
*        Federal Reserve charges for check clearance
*        Overtime, as approved in advance by the Trusts
*        Temporary staff, as approved in advance by the Trusts
*        Travel and entertainment, as approved in advance by the Trusts
* Record retention as required by the Trusts, retrieval and destruction costs, including, but not limited to, exit fees charged by third party record keeping vendors
*        Third party audit reviews
*        Ad Hoc SQL time
*        Insurance
* Such other miscellaneous expenses reasonably incurred by CFS in performing its duties and responsibilities under this Agreement.

The Funds designated with (*) in Appendix I agree that postage and mailing expenses will be paid on the day of or prior to mailing as agreed with CFS. In addition, the Funds will promptly reimburse CFS for any other unscheduled expenses incurred by CFS whenever the Funds and CFS mutually agree that such expenses are not otherwise properly borne by CFS as part of its duties under the Agreement.

                                    Exhibit 1

                          METHODOLOGY OF ALLOCATING CFS
                       REIMBURSABLE OUT-OF-POCKET EXPENSES


1. CFS Reimbursable Out-of-Pocket Expenses are allocated to the Funds as follows:

         A. Identifiable Based on actual services performed and invoiced to a Fund.

         B. Unidentifiable Allocation will be based on three evenly weighted factors.

                                             -    number of shareholder accounts

                                             -    number of transactions

                                             -    average assets



(LIB)                                                   Transfer Agency
                                                        Agreement (2) B-1
                                                        APPENDIX I

Trusts                          Funds                                                           Custodian      Type of Fund
------                          -----                                                           ---------      ------------
Columbia Funds Trust I          Columbia High Yield Opportunity Fund                            SSB            Fixed Income
                                Columbia Strategic Income Fund                                  SSB            Fixed Income
                                Columbia Tax-Managed Growth Fund                                SSB            Equity
                                Columbia Tax-Managed Value Fund                                 SSB            Equity
                                Columbia Tax-Managed Growth Fund II                             SSB            Equity
                                Columbia Tax-Managed Aggressive Growth Fund                     SSB            Equity
Columbia Funds Trust II         Columbia Money Market Fund                                      SSB            Money Market
                                Columbia Newport Japan Opportunities Fund                       SSB            Equity
                                Columbia Newport Greater China Fund                             SSB            Equity
Columbia Funds Trust III        Columbia Mid Cap Value Fund                                     SSB            Equity
                                Columbia Liberty Fund                                           SSB            Equity
                                Columbia Federal Securities Fund                                SSB            Fixed Income
                                Columbia Global Equity Fund                                     SSB            Equity
                                Columbia Contrarian Income Fund                                 SSB            Fixed Income
                                *Columbia Intermediate Government Income Fund                   SSB            Fixed Income
                                *Columbia Quality Plus Bond Fund                                SSB            Fixed Income
                                *Columbia Corporate Bond Fund                                   SSB            Fixed Income
Columbia Funds Trust IV         Columbia Tax-Exempt Fund                                        SSB            Fixed Income
                                Columbia Tax-Exempt Insured Fund                                SSB            Fixed Income
                                Columbia Municipal Money Market Fund                            SSB            Money Market
                                Columbia Utilities Fund                                         SSB            Equity
Columbia Funds Trust V          Columbia Massachusetts Tax-Exempt Fund                          SSB            Fixed Income
                                Columbia New York Tax-Exempt Fund                               SSB            Fixed Income
                                Columbia California Tax-Exempt Fund                             SSB            Fixed Income
                                Columbia Connecticut Tax-Exempt Fund                            SSB            Fixed Income
                                *Columbia Intermediate Tax-Exempt Bond Fund                     SSB            Fixed Income
                                *Columbia Massachusetts Intermediate Municipal Bond Fund        SSB            Fixed Income
                                *Columbia Connecticut Intermediate Municipal Bond Fund          SSB            Fixed Income
                                *Columbia New Jersey Intermediate Municipal Bond Fund           SSB            Fixed Income
                                *Columbia New York Intermediate Municipal Bond Fund             SSB            Fixed Income
                                *Columbia Rhode Island Intermediate Municipal Bond Fund         SSB            Fixed Income
                                *Columbia Florida Intermediate Municipal Bond Fund              SSB            Fixed Income
                                *Columbia Pennsylvania Intermediate Municipal Bond Fund         SSB            Fixed Income
                                *Columbia Large Company Index Fund                              SSB            Equity
                                *Columbia U.S. Treasury Index Fund                              SSB            Fixed Income
                                *Columbia Small Company Index Fund                              SSB            Equity
Columbia Funds Trust VI         Columbia Growth & Income Fund                                   SSB            Equity
                                Columbia Small Cap Value Fund                                   SSB            Equity
                                Columbia Newport Asia Pacific Fund                              SSB            Equity
Columbia Funds Trust VII        Columbia Newport Tiger Fund                                     SSB            Equity
                                Columbia Europe Fund                                            SSB            Equity
                                CMG Select Managers Large Cap Value Fund                        SSB            Equity
                                CMG Select Managers Large Cap Growth Fund                       SSB            Equity
                                CMG Select Managers Small Cap Value Fund                        SSB            Equity
                                CMG Select Managers Small Cap Growth Fund                       SSB            Equity
Columbia Floating Rate                                                                          SSB            Fixed Income
   Advantage Fund

SSB = State Street Bank and Trust Company


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